Hims & Hers Health, Inc. Reports Third Quarter 2026 Financial Results

Revenue of approximately $890 million, up 49% year-over-year in Q3 2026

Subscribers grew to nearly 2.8 million, up 13% year-over-year in Q3 2026

Tightens full year 2026 revenue guidance to a range of $3.13 billion to $3.15 billion and reduces Adjusted EBITDA guidance to a range of $257 million to $277 million

SAN FRANCISCO, November 9, 2026 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading global health and wellness platform, today announced financial results for the third quarter ended September 30, 2026.

“In healthcare, whoever owns the customer relationship wins, and that’s exactly what we’re building toward at Hims & Hers. Today, customers want real choice, real value, and a care team that knows them,” said Andrew Dudum, co-founder and CEO. “Everything we’re doing, from expanding the treatments and specialties we make available, to rolling out an AI-native experience to support every customer’s care, informed by leading minds in health and science, is designed to meet that higher bar. The platform people can rely on for their health every day, in every category, and every market, is the platform that will transform the industry. We believe we are building that platform.”

“In the third quarter, we continued to apply what we’ve learned to make deliberate strategic decisions to position Hims & Hers for durable, multi-year growth,” said Yemi Okupe, Chief Financial Officer. “Revenue grew 49% year-over-year, our second consecutive quarter of acceleration, with domestic revenue up 21% year-over-year and international revenue up more than 300% year-over-year. We delivered those results while intentionally pacing marketing spend ahead of several planned expansions to our platform in the fourth quarter, which we expect will set us up well heading into 2027. Our strong balance sheet and durable cash flow generation give us the flexibility to invest with conviction behind our long-term objective of becoming the first place people turn for their daily health needs, globally.”

Key Business Metrics
(In Thousands, Except for Monthly Revenue per Average Subscriber, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Subscribers (end of period)	2,788	2,471	13%	2,788	2,471	13%
Monthly Revenue per Average Subscriber	$105	$81	30%	$94	$82	15%

Revenue
(In Thousands, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
United States Revenue	$657,089	$543,523	21%	$1,808,828	$1,659,501	9%
Rest of the World Revenue	233,284	55,453	321%	442,863	70,318	530%
Total revenue	$890,373	$598,976	49%	$2,251,691	$1,729,819	30%

Third Quarter 2026 Financial Highlights
•Revenue was $890.4 million for the third quarter of 2026 compared to $599.0 million for the third quarter of 2025, an increase of 49% year-over-year.
•Gross margin was 57% for the third quarter of 2026 compared to 74% for the third quarter of 2025.
•Net loss was $33.0 million for the third quarter of 2026 compared to net income of $15.8 million for the third quarter of 2025.
•Adjusted EBITDA was $82.4 million for the third quarter of 2026 compared to $78.4 million for the third quarter of 2025.
•Net cash provided by operating activities was $65.4 million for the third quarter of 2026 compared to $148.7 million for the third quarter of 2025.
•Free Cash Flow was $26.0 million for the third quarter of 2026 compared to $79.4 million for the third quarter of 2025.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net (loss) income and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the fourth quarter 2026, we expect:
•Revenue of $875 million to $895 million.
•Adjusted EBITDA of $70 million to $90 million, reflecting an Adjusted EBITDA margin of 8% to 10%.

For the full year 2026, we expect:
•Revenue of $3.13 billion to $3.15 billion.
•Adjusted EBITDA of $257 million to $277 million, reflecting an Adjusted EBITDA margin of 8% to 9%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the third quarter 2026 results on November 9, 2026, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (833) 461-5787 for U.S. participants and +1 (585) 542-9983 for international participants, and referencing conference ID #461 746 058. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading global health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit our corporate website, himsandhershealth.com, and our investor relations website, investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “assumes,” “may,” “will,” “likely,” “potential,” “projects,” “predicts,” “continue,” “goal,” “strategy,” “future,” “forecast,” “target,” “outlook,” “opportunity,” “confidence,” “foundation,” “groundwork,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line revenue growth and profitability and our ability to attain our 2026 and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, the markets accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; potential strategic investments, partnerships, or collaborations, and the expected timing or outcome of any such investments, partnerships, or collaborations; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, strategy, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions; changes in our product or offering mix, and the timing and market acceptance of any new products or offerings; the timing and anticipated effect of any pending or recently completed acquisitions; the success and utility of our business model; our market opportunity; our ability to scale our business and expand internationally; the growth of certain of our specialties; our ability to innovate on and expand the scope of our offerings and experiences, including through the use of diagnostics, data analytics and artificial intelligence; our ability to reinvest into the customer experience; and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions or statements in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, the forward-looking statements contained in this press release are based on our current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Risk Factors and other sections of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The forward-looking statements contained in this press release are made only as of November 9, 2026. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and other current and periodic reports we file from time to time. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Our consolidated revenue primarily comprises online sales of health and wellness products through our websites and mobile applications, including prescription and non-prescription products, as well as services, primarily consisting of medical consultation services, membership-based access, post-consultation service support, and delivery of laboratory testing results, as applicable. Our online sales are net of refunds, credits, and chargebacks, and include revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. A substantial majority of our online sales are subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them. This revenue also includes sales from customers who have made one-time purchases.

“United States Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located inside of the United States.

“Rest of the World Revenue” represents the sales of products and services by our consolidated legal entities operating within jurisdictions located outside of the United States.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services. Customers who have made one-time purchases are not considered Subscribers.

“Monthly Revenue per Average Subscriber” is defined as total revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$605,604	$228,616
Short-term available-for-sale investments	106,617	348,876
Receivables, net	427,847	32,149
Inventory	107,848	80,128
Prepaid expenses and other current assets	73,186	77,869
Total current assets	1,321,102	767,638
Long-term available-for-sale investments	—	351,263
Goodwill	1,110,684	278,325
Property, equipment, and software, net	391,079	311,930
Intangible assets, net	397,261	196,116
Operating lease right-of-use assets	176,861	137,046
Deferred tax assets, net	121,118	82,707
Other long-term assets	28,757	29,680
Total assets	$3,546,862	$2,154,705
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$515,690	$143,278
Accrued liabilities	200,100	77,039
Deferred revenue	144,074	127,160
Deferred acquisition payable	478,595	1,479
Earn-out consideration	86,638	50,632
Operating lease liabilities	10,850	4,843
Total current liabilities	1,435,947	404,431
Convertible senior notes, net	1,367,393	972,580
Operating lease liabilities	182,513	143,167
Deferred acquisition payable	84,503	5,484
Earn-out consideration	84,128	53,009
Deferred tax liabilities, net	27,961	28,856
Other long-term liabilities	9,120	6,250
Total liabilities	3,191,565	1,613,777
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 226,020,475 and 218,867,898 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of September 30, 2026 and December 31, 2025	23	23
Additional paid-in capital	711,250	652,383
Accumulated other comprehensive (loss) income	(30,759)	2,294
Accumulated deficit	(325,217)	(113,772)
Total stockholders' equity	355,297	540,928
Total liabilities and stockholders' equity	$3,546,862	$2,154,705

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$890,373	$598,976	$2,251,691	$1,729,819
Cost of revenue	381,174	156,918	864,902	440,876
Gross profit	509,199	442,058	1,386,789	1,288,943
Gross margin %	57%	74%	62%	75%
Operating expenses:(1)
Marketing	247,280	232,150	731,519	681,247
Operations and support	107,196	76,848	299,180	206,371
Technology and development	69,387	40,577	171,224	108,339
General and administrative	151,482	80,676	426,527	196,559
Total operating expenses	575,345	430,251	1,628,450	1,192,516
(Loss) income from operations	(66,146)	11,807	(241,661)	96,427
Other income (expense):
Change in fair value of equity securities	21,112	—	16,167	—
Change in fair value of liabilities	3,821	(7,626)	(18,048)	(7,626)
Other (expense) income, net	(5,037)	8,042	3,108	16,770
Total other income, net	19,896	416	1,227	9,144
(Loss) income before income taxes	(46,250)	12,223	(240,434)	105,571
Benefit from income taxes	13,210	3,551	28,989	2,193
Net (loss) income	(33,040)	15,774	(211,445)	107,764
Other comprehensive income (loss)	15,278	99	(33,053)	1,245
Total comprehensive (loss) income	$(17,762)	$15,873	$(244,498)	$109,009

Net (loss) income per share attributable to common stockholders:
Basic	$(0.14)	$0.07	$(0.91)	$0.48
Diluted	$(0.14)	$0.06	$(0.91)	$0.43
Weighted average shares outstanding:
Basic	233,821,898	226,346,815	231,328,459	224,252,467
Diluted	233,821,898	248,675,710	231,328,459	255,552,952
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Marketing	$4,135	$3,116	$9,954	$9,325
Operations and support	10,864	5,452	23,993	13,037
Technology and development	12,555	4,842	25,190	14,134
General and administrative	36,923	26,762	84,318	64,260
Total stock-based compensation expense	$64,477	$40,172	$143,455	$100,756

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net (loss) income	$(211,445)	$107,764
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	89,640	36,410
Stock-based compensation	143,455	100,756
Change in fair value of equity securities	(16,167)	—
Change in fair value of liabilities	18,048	7,626
Net accretion on securities	(190)	(1,313)
Benefit from deferred taxes	(36,124)	(9,484)
Impairment of long-lived assets	1,148	531
Amortization of debt discount and issuance costs	5,989	2,790
Non-cash operating lease cost	15,857	7,905
Non-cash acquisition-related costs	38,345	4,961
Non-cash restructuring and other related charges included within cost of revenue	28,462	—
Non-cash other	10,106	(2,129)
Changes in operating assets and liabilities:
Receivables, net	(323,919)	(16,119)
Inventory	(35,218)	(40,103)
Prepaid expenses and other current assets	12,040	(38,263)
Other long-term assets	(25,305)	(5)
Accounts payable	351,189	76,098
Accrued liabilities	76,737	(41,146)
Deferred revenue	5,195	43,079
Earn-out consideration	(12,058)	—
Deferred acquisition payable	(9,089)	—
Operating lease liabilities	(9,405)	(664)
Other long-term liabilities	1,519	—
Net cash provided by operating activities	118,810	238,694
Investing activities
Purchases of available-for-sale investments	—	(713,556)
Maturities of available-for-sale investments	142,522	72,757
Proceeds from sales of available-for-sale investments	448,814	—
Purchases of property, equipment, and intangible assets	(89,050)	(166,657)
Investment in website development and internal-use software	(18,947)	(12,053)
Deferred consideration paid for acquisition	(130,346)	—
Acquisition of businesses, net of cash acquired	(318,108)	(121,773)
Purchases of equity securities	(11,217)	—
Payments for investment earn-outs	(10,000)	—
Net cash provided by (used in) investing activities	13,668	(941,282)
Financing activities
Proceeds from issuance of convertible senior notes, net of debt discount	390,425	970,000
Purchases of capped calls related to convertible senior notes	(36,748)	(47,800)
Proceeds from exercise of vested stock options	13,282	9,796
Payments for taxes related to net share settlement of equity awards	(81,232)	(94,955)
Proceeds from employee stock purchase plan	3,846	2,970
Payments for acquisition-related earn-out consideration	(43,682)	—
Payments for debt issuance costs	(939)	(3,390)
Repurchases of common stock	—	(9,479)
Net cash provided by financing activities	244,952	827,142
Foreign currency effect on cash and cash equivalents	(442)	(216)
Increase in cash, cash equivalents, and restricted cash	376,988	124,338
Cash, cash equivalents, and restricted cash at beginning of period	228,616	221,440
Cash, cash equivalents, and restricted cash at end of period	$605,604	$345,778
Supplemental disclosures of cash flow information
Cash (received) paid for taxes, net of refunds	$(2,168)	$23,430
Cash paid for interest	2,121	—
Non-cash investing and financing activities
Purchases of property, equipment, and intangible assets included in accounts payable and accrued liabilities	$11,718	$36,841
Right-of-use asset obtained in exchange for lease liability	40,166	132,837
Common stock issued, contingent and deferred consideration, additional consideration payable, and liabilities assumed in connection with acquisition of businesses	886,287	193,890
Proceeds from sales of equity securities included in receivables, net	33,583	—
Issuance of common stock in connection with asset acquisition	—	12,760
Common stock to be issued for asset acquisition indemnification holdback	—	6,380

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure), each as defined below. We also present Adjusted Gross Profit, Adjusted Marketing, Adjusted Operations and support, Adjusted Technology and development, Adjusted General and administrative (collectively, Adjusted Operating Expenses), and Adjusted Net Income (Loss) (each of which are non-GAAP financial measures). We use Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss), when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net (loss) income before stock-based compensation; depreciation and amortization; acquisition, transaction, and investment earn-out costs (which includes (i) consideration paid for employee and nonemployee compensation with vesting requirements incurred directly as a result of acquisitions, (ii) transaction professional services, and (iii) earn-outs payable under non-recurring investment agreements); other non-recurring items (which includes other non-cash, non-recurring costs, such as costs incurred when exiting insignificant lines of business, or other costs which are not related to continuing business operations); foreign currency gains and losses, net; restructuring and other related charges that are considered non-recurring; payroll tax expense related to stock-based compensation; interest income and expense, net; legal contingencies; impairment of long-lived assets; change in fair value of liabilities; income taxes; and change in fair value of equity securities. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

In the third quarter of 2026, we revised our definition of Adjusted EBITDA to include foreign currency gains and losses, net as a result of our recent international expansion. Foreign currency gains and losses, net were not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

In the first quarter of 2026, we announced a strategic shift for our United States weight loss offering ("2026 US WL Announcement"). As a result, we evolved our United States weight loss offering to match our global approach towards providing access to branded GLP-1 medications, and offering access to compounded GLP-1 medications through our platform on a limited scale. In connection with the strategic shift, we revised our definition of Adjusted EBITDA to include restructuring and other related charges that are considered non-recurring, as we believe these costs are distinguishable from ongoing operating costs and do not reflect current or expected performance of our ongoing operations. These costs consist of inventory write-downs, third-party costs, and non-recurring employee compensation charges, all of which were incurred directly as a result of the 2026 US WL Announcement. Additional restructuring and other related charges were incurred in the second and third quarters of 2026, and to the extent that we incur further restructuring and other related charges in connection with the 2026 US WL Announcement in future periods, these costs will be presented consistently with our current presentation. As we did not record any non-recurring restructuring and other related charges in prior years, prior period disclosures were not impacted.

In the second quarter of 2025, we revised our definition of Adjusted EBITDA to include payroll tax expense related to stock-based compensation, which comprises employer taxes incurred upon vesting of restricted stock units and upon exercise of nonqualified stock options. As a result of recent trends in our stock price, this amount was not considered significant for prior periods and, accordingly, prior period disclosures were not recast to conform to the current presentation.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Net (Loss) Income to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$890,373	$598,976	$2,251,691	$1,729,819

Net (loss) income	(33,040)	15,774	(211,445)	107,764
Stock-based compensation	64,477	40,172	143,455	100,756
Depreciation and amortization	38,210	17,669	89,640	36,410
Acquisition, transaction, and investment earn-out costs	35,417	5,838	77,618	12,093
Other non-recurring items	5,599	—	5,599	—
Foreign currency gains and losses, net	4,064	—	4,064	—
Restructuring and other related charges	3,825	—	41,939	—
Payroll tax expense related to stock-based compensation	1,277	2,314	6,166	5,392
Interest income and expense, net	702	(8,008)	(6,585)	(16,721)
Legal contingencies	—	—	62,500	—
Impairment of long-lived assets	—	531	1,148	531
Change in fair value of liabilities	(3,821)	7,626	18,048	7,626
Benefit from income taxes	(13,210)	(3,551)	(28,989)	(2,193)
Change in fair value of equity securities	(21,112)	—	(16,167)	—
Adjusted EBITDA	$82,388	$78,365	$186,991	$251,658

Net (loss) income as a % of revenue	(4)%	3%	(9)%	6%
Adjusted EBITDA margin	9%	13%	8%	15%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$65,393	$148,721	$118,810	$238,694
Purchases of property, equipment, and intangible assets in investing activities	(33,280)	(65,265)	(89,050)	(166,657)
Investment in website development and internal-use software in investing activities	(6,139)	(4,092)	(18,947)	(12,053)
Free Cash Flow	$25,974	$79,364	$10,813	$59,984

Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) are key performance measures that our management uses to assess our operating performance. Because Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. “Adjusted Gross Profit” is defined as gross profit adjusted for restructuring and other related charges included within cost of revenue. “Adjusted gross margin” is defined as Adjusted Gross Profit divided by revenue. “Adjusted Marketing” is defined as marketing expense adjusted for stock-based compensation. “Adjusted Operations and support” is defined as operations and support expense adjusted for stock-based compensation and restructuring and other related charges included within operating expenses. “Adjusted Technology and development” is defined as technology and development expense adjusted for acquisition, transactions, and investment earn-out costs and stock-based compensation. “Adjusted General and administrative” is defined as general and administrative expense adjusted for stock-based compensation, acquisition, transaction, and investment earn-out costs, and legal contingencies. “Adjusted Net Income (Loss)” represents Net (Loss) Income adjusted for acquisition, transaction, and investment earn-out costs, restructuring and other related charges, and legal contingencies, net of related tax effects.

Some of the limitations of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) include that they omit certain costs and charges, and therefore do not reflect all expenses that impact the corresponding U.S. GAAP results. In evaluating Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss), you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss). When evaluating our performance, you should consider Adjusted Gross Profit, Adjusted Operating Expenses, and Adjusted Net Income (Loss) in addition to, and not as a substitute for, other financial performance measures, including our net (loss) income and other U.S. GAAP results.

Gross Profit to Adjusted Gross Profit Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$890,373	$598,976	$2,251,691	$1,729,819

Gross Profit	509,199	442,058	1,386,789	1,288,943
Restructuring and other related charges included within cost of revenue	—	—	28,462	—
Adjusted Gross Profit	$509,199	$442,058	$1,415,251	$1,288,943

Gross margin %	57%	74%	62%	75%
Adjusted gross margin %	57%	74%	63%	75%

Operating Expenses to Adjusted Operating Expenses Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Marketing	$247,280	$232,150	$731,519	$681,247
Stock-based compensation	(4,135)	(3,116)	(9,954)	(9,325)
Adjusted Marketing	$243,145	$229,034	$721,565	$671,922

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operations and support	$107,196	$76,848	$299,180	$206,371
Stock-based compensation	(10,864)	(5,452)	(23,993)	(13,037)
Restructuring and other related charges included within operating expenses	(3,825)	—	(13,477)	—
Adjusted Operations and support	$92,507	$71,396	$261,710	$193,334

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Technology and development	$69,387	$40,577	$171,224	$108,339
Acquisition, transaction, and investment earn-out costs	(12,592)	(1,977)	(18,946)	(4,962)
Stock-based compensation	(12,555)	(4,842)	(25,190)	(14,134)
Adjusted Technology and development	$44,240	$33,758	$127,088	$89,243

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
General and administrative	$151,482	$80,676	$426,527	$196,559
Stock-based compensation	(36,923)	(26,762)	(84,318)	(64,260)
Acquisition, transaction, and investment earn-out costs	(22,825)	(3,861)	(58,672)	(7,131)
Legal contingencies	—	—	(62,500)	—
Adjusted General and administrative	$91,734	$50,053	$221,037	$125,168

Net (Loss) Income to Adjusted Net Income (Loss) Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(33,040)	$15,774	$(211,445)	$107,764
Acquisition, transaction, and investment earn-out costs	35,417	5,838	77,618	12,093
Restructuring and other related charges	3,825	—	41,939	—
Legal contingencies	—	—	62,500	—
Tax effects of adjustments	269	(1,118)	(28,494)	(1,118)
Adjusted Net Income (Loss)	$6,471	$20,494	$(57,882)	$118,739

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger-Moley
Press@forhims.com